UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

August 29, 2006
________________________________________

THERMO ELECTRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts	02454-9046
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THERMO ELECTRON CORPORATION

Item 1.01.  Entry into a Material Definitive Agreement.

On August 29, 2006, Thermo Electron Corporation (the “Company”) entered into a credit agreement relating to a five-year unsecured revolving credit facility (the “Credit Agreement”) in the principal amount of up to $1 billion (the “Aggregate Commitment”), with an optional $500 million increase, among the Company, as borrower, Bank of America, N.A., as administrative agent and swing line lender, Bank of America, N.A. and Barclays Bank PLC, as L/C issuers, the several banks and other financial institutions or entities from time to time parties thereto (initially consisting of ABN-AMRO Bank NV, Deutsche Bank AG New York Branch, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas, Calyon New York Branch, HSBC Bank USA, National Association, KeyBank National Association, Sumitomo Mitsui Banking Corporation, Banca Intesa S.p.A., Mizuho Corporate Bank (USA), ING Capital LLC, William Street Commitment Corporation, Bank of China, New York Branch, and Nordea Bank Finland PLC), as lenders, Banc of America Securities LLC and Barclays Capital, as joint lead arrangers and joint book managers, Barclays Bank PLC, as syndication agent, and ABN AMRO Bank, N.V., Deutsche Bank Securities, Inc., and JP Morgan Chase Bank, N.A., as documentation agents.

The effectiveness of the Credit Agreement (the “Effective Date”) is conditioned on, among other things, the consummation of the merger of Trumpet Merger Corporation, a direct, wholly-owned subsidiary of the Company, with and into Fisher Scientific International Inc. (with Fisher Scientific International, Inc., in its capacity as the surviving corporation of the merger, being referred to in this Report as “Fisher”), pursuant to the Agreement and Plan of Merger, dated as of May 7, 2006, among the Company, Fisher and Trumpet Merger Corporation. If the Effective Date occurs after December 31, 2006, the Company has agreed to pay a quarterly ticking fee equal to 0.05% per annum of the Aggregate Commitment for the period from January 1, 2007 through the earlier of the Effective Date or February 28, 2007 and 0.10% per annum of the Aggregate Commitment for the period from March 1, 2007 through the earlier of the Effective Date or May 7, 2007. If the merger is not consummated by May 7, 2007, the commitment terminates.

The new credit facility may be used by the Company to refinance certain existing credit facilities of the Company and Fisher and to provide financing for working capital, capital expenditures and other general corporate purposes. Pursuant to the terms of the Credit Agreement, the Company is permitted to borrow funds from the Lenders up to the Aggregate Commitment with a $250 million sublimit for letters of credit. Amounts outstanding under the Credit Agreement bear interest at a rate equal to, at the Company’s option, the British Bankers Association LIBOR rate plus a margin rate ranging from 0.19% to 0.60% based on the rating of the Company’s non-credit-enhanced, senior unsecured long-term debt or the higher of the Federal Funds Rate plus 0.50% and the prime rate announced by Bank of America, N.A. Borrowings may be made in United States Dollars and specified alternative currencies. In addition, the Company has agreed to pay a quarterly facility fee ranging from 0.06% to 0.15% per annum of the Aggregate Commitment. Any outstanding loans under the Credit Agreement mature at the latest on August 29, 2011, unless extended pursuant to the terms of the Credit Agreement.

After the Effective Date, certain foreign subsidiaries of the Company may become borrowers under the Credit Agreement and each will be severally liable for the obligations under the Credit Agreement. In addition, as of the Effective Date, Fisher will unconditionally guarantee the obligations of the Company under the Credit Agreement and each of the Company and Fisher will unconditionally guarantee the obligations of such additional borrowers under the Credit Agreement.

    The obligations of the Company and any additional borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to such matters as uninsured judgments, ERISA, and the failure to pay specified indebtedness, and a change of control default.

In addition, the Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, and dispositions of property. The financial covenants include debt-to-capital ratios of the Company.

The forgoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received compensation and may receive compensation in the future. ABN AMRO Bank, N.V., Barclays Bank PLC, The Bank of Tokyo-Mitsubishi Trust Company, JPMorgan Chase Bank, N.A., Banca Intesa SpA, BNP Paribas, and Key Bank, N.A. are lenders under the five-year $175 million unsecured European credit facility guaranteed by the Company. Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., ABN AMRO Bank, N.V., Key Bank, N.A., Banca Intesa SpA, Nordea Bank Finland PLC and The Bank of Tokyo-Mitsubishi Trust Company are lenders under the Company's five-year $250 million revolving credit facility expiring in December 2009. Barclays Bank PLC is the lender to the Company under a $150 million short-term uncommitted credit facility. JPMorgan Chase Bank, N.A. also provides the Company with an uncommitted line of credit of up to $250 million in aggregate principal amount through a series of short-term money market loans funded on an ongoing basis in the secondary market, and serves as trustee under the Indenture for the Company's 5% Senior Notes due 2015.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1
Credit Agreement among the Company, as borrower, Bank of America, N.A., as administrative agent and swing line lender, Bank of America, N.A. and Barclays Bank PLC, as L/C issuers, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, Banc of America Securities LLC and Barclays Capital, as joint lead arrangers and joint book managers, Barclays Bank PLC, as syndication agent, and ABN AMRO Bank, N.V., Deutsche Bank Securities, Inc., and JP Morgan Chase Bank, N.A., as documentation agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 1st day of September, 2006.

THERMO ELECTRON CORPORATION

By:	/s/ Kenneth J. Apicerno
Name: Kenneth J. Apicerno
Title: Treasurer

September 1, 2006